EXHIBIT 21.1

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                               VECTREN CORPORATION

                                  Subsidiaries

Wholly Owned Subsidiaries:

                                           State of Incorporation/   Doing Business As
Name of Entity                             Jurisdiction
---------------------------------------   ------------------------  ------------------------
|X|   Vectren Utility Holdings, Inc.       Indiana
|X|   Southern Indiana Gas and             Indiana                   Vectren Energy Delivery
      Electric Company, Inc.                                         of Indiana, Inc.
|X|   Indiana Gas Company, Inc.            Indiana, Ohio             Vectren Energy Delivery
                                                                     of Indiana, Inc.
|X|   Vectren Energy Delivery              Ohio
      of Ohio, Inc.
|X|   Vectren Enterprises, Inc.            Indiana
|X|   Vectren Communications, Inc.         Indiana
|X|   Vectren Energy Services, Inc.        Indiana
|X|   Vectren Retail, LLC                  Indiana, Ohio             Vectren Source
|X|   Vectren Energy Marketing and         Indiana
      Services, Inc.
|X|   Vectren Financial Group, Inc.        Indiana
|X|   Vectren Utility Services, Inc.       Indiana
|X|   Vectren Fuels, Inc.                  Indiana
|X|   Vectren Capital, Corp.               Indiana
|X|   Vectren Resources, LLC               Indiana
|X|   IEI Financial Services, LLC          Indiana
|X|   Southern Indiana Properties, Inc.    Indiana
|X|   Vectren Broadband, Inc.              Indiana
|X|   Vectren Communication                Indiana
      Services, Inc.

Less than Wholly Owned Subsidiaries:

                                           State of Incorporation/   Doing Business As
Name of Entity                             Jurisdiction
--------------------------------------    ------------------------  ------------------------
|X|   ProLiance Energy, LLC                Indiana
|X|   Reliant Services, LLC                Indiana
|X|   CIGMA, LLC                           Indiana
|X|   Energy Systems Group, LLC            Indiana
|X|   Haddington Energy Partners, LP       Delaware
|X|   Pace Carbon Synfuels, LP             Delaware
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